UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 193

May 13, 2014
Date of Report (date of Earliest Event Reported)

GAWK INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-180611	33-1220317
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

5300 Melrose Avenue, Suite 42, Los Angeles, CA 90038
(Address of principal executive offices and zip code)

888-754-6190
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mars Callahan and John Hermansen recently became board members and both of these gentlemen failed to disclose, as required under 14 CFR 229.401(f)(5) that they were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated. Mars Callahan and John Hermansen were requested to resign and refused without severance payments that the board rejected.

On May 13, 2014  Mars Callahan and John Hermansen were removed from the board and fired as officers by Scott Kettle a director and majority shareholder. Then Michael Selsman and Chris Hall replaced Mars Callahan and John Hermansen as directors.

Specifically, the following information was not disclosed to the registrant. On January 9, 2012 The People of the State of California through the California Corporation Commission issued a Judgment of Permanent Injunction, Civil Penalties and Ancillary Relief in Support of Stipulation Case No BC453611 in the Superior Court of California.  The Injunction was issued against DEFENDANTS Big Sky Motion Pictures, L.L.C., Spring Break ’83 Production, L.L.C., Spring Break ’83 Distribution, L.L.C., Spring Break ’83, Rand Jay Chortkoff and each of them, and their officers, directors, successors in interest, agents, employees, attorneys in fact, and all persons acting in concert or participating with them, shall be and are hereby permanently enjoined from engaging in, committing, aiding and abetting, or performing directly or indirectly, by any means whatsoever, from (1) violating Corporation Code Section 25401 - offering for sale of securities by means of written or oral communications which includes any untrue statements of material fact or fails to state material facts (2) Corporation Code 25110 – offering to sell offering the sale of securities unless such security or transaction is qualified or exempted qualification (3) violating the Desist and Refrain Order issued by the Commissioner by offering and selling unqualified, non-exempt securities (4) destroying any records for a period of (3) years.  Mr. Mars Callahan was the Chief Executive Officer, Director and owner of Big Sky Motion Pictures, L.L.C., Spring Break ’83 Production, L.L.C., Spring Break ’83 Distribution, L.L.C., Spring Break ’83, during which time this Permanent Injunction to be issued.

On February 15, 2011 The State of Colorado issued a Consent Cease and Desist Order concerning Poker Junkies Production LLC, Abundance Entertainment, LLC and John Hermansen Case No XY 11-CD-008.  The Defendants were herby and permanently ordered to cease and desist from engaging in  (1) Offering to sell or selling unregistered securities in or from the State of Colorado in violation of §11-51-301, C.R.S; (2) Offering to sell or selling any securities in or from the State of Colorado unless Respondents are in compliance with the provisions of §§ 11-51-301, 401, and 501 C.R.S. or (3) Otherwise engaging in conduct in violation of any provision of the CSA, §§11-51-101, et. Seq., C.R.S.

Item 8.01 Other Events

The Registrants extended due of the Form 10-K has been delayed because the refusal by prior management and board of directors to provide timely records and required documentation to the Registrants auditors.  The Registrants extended due date is May 16, 2014 and new management and directors are presently working diligent to get the Form 10K filed.

Our accountants have investigated and found that corporate funds were used by Mr. Callahan and Mr. Hermansen for non-corporate matters.  The Registrant has hired independent legal counsel to assist the Registrant in continuing to investigate these matters and other personal disbursement of Company funds by prior management.  The Registrants prior financial statements do not need to be restated since prior management was not present during those periods, but the Registrant will need to broaden their scope and investigate all transactions by prior management during their tenure.  Because of these setbacks and investigations, current management will continue to work on filing the 10K within the next three (3) weeks.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are furnished herewith:

Exhibit Number	Description
17.1	Letter from Scott Kettle to Hermansen

17.2	Letter from Scott Kettle to Callahan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAWK INCORPORATED

Date: May 16, 2014	By:	/s/ Scott Kettle
Name: Scott Kettle
Title: President, Chief Executive Officer